UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2005

MOSSIMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14208	33-0684524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2016 Broadway, Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 460-0040

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 -  Entry Into a Material Definitive Agreement

A.                                    Amended and Restated Mossimo Giannulli Bonus Plan

On December 15, 2005, the Company’s stockholders approved the Amended and Restated Mossimo Giannulli Bonus Plan.  The Plan is designed to provide Mr. Giannulli with bonus compensation for the accomplishment of specific preestablished financial performance objectives (the “Performance Objectives”) by the Company, based on objective business criteria that enhance value for the Company’s stockholders. The bonuses awarded to Mr. Giannulli are intended to be “qualified performance-based compensation” that is exempt from the $1 million limitation on executive compensation under IRC Section 162(m).

The Plan was effective as of February 1, 2002, and shall remain in effect until January 31, 2007, or until such earlier time as it shall be terminated by the Board of Directors in accordance with the section below titled “Administration, Termination and Interpretation.” The Plan year (the “Contract Year”) shall commence on each February 1 and end on January 31 of the following year, during the term of the Plan.

The Plan is administered by the Committee which consists solely of two (2) or more directors who are considered “outside directors” for purposes of IRC Section 162(m), and the regulations promulgated thereunder.

The Board shall have the right to amend the Plan from time to time or to terminate the Plan; provided, however, no such action shall adversely affect any Annual Bonus with respect to which the Performance Objectives have been established in writing by the Committee in accordance with the section below titled “Performance Objectives.”

Mr. Giannulli shall be eligible to participate in the Plan during such time as Mr. Giannulli is employed by the Company, unless otherwise determined by the Committee. No other person shall be eligible to participate in the Plan.

Mr. Giannulli shall be eligible to earn an annual bonus (the “Annual Bonus”) based on the achievement of the Performance Objectives by the Company, as determined by the Committee.

Any such Performance Objectives shall apply in determining Mr. Giannulli’s Annual Bonus, or in determining any designated portion or portions of the Annual Bonus, as the Committee, in its sole discretion, determines.

The Performance Objectives shall apply in determining Mr. Giannulli’s Annual Bonus as the Committee in its sole discretion determines. The current Plan provided for an Annual Bonus for each Contract Year that may be up to and not in excess of twenty-nine percent (29%) of the excess (if any) of: (i) the royalties paid to the Company under Section 5.1 of the Target Agreement (described below) for such Contract Year, less (ii) $5,293,750 (“Target Formula”). As amended the Plan reduces the Target Formula from twenty-nine percent (29%) to nineteen and thirty-three hundreds percents (19.33%). In addition the Target Formula would serve as a cap on the amount of bonus that could be paid to Mr. Giannulli under the Plan.

Section 5.1 of the Target Agreement provides that Target shall pay to the Company as a royalty, in each contract year under the Target Agreement, an amount equal to fifty-five percent (55%) of the greater of (a) the annual guaranteed minimum fee (equal to $5,293,750); or (b) the applicable percentage of Net Sales (as defined below) for such year based on the following schedule: (i) four percent (4%) of Net Sales on sales of certain identified merchandise (the “Exclusive Merchandise”) for such year up to $100,000,000; (ii) two and one-quarter percent (2 1/4%) of Net Sales on sales of Exclusive Merchandise for such year greater than $100,000,000 up to $500,000,000; and (iii) one percent (1%) of Net Sales on sales of Exclusive Merchandise, for such year greater than $500,000,000. “Net Sales” mean the sales price to customers on all sales of Exclusive Merchandise by Target (whether regular, markdown, clearance or otherwise), excluding sales tax and finance charges and, less any refunds and credits for returns actually given by Target to its customers.

The Committee has reserved the authority to terminate the Annual Bonus award for each of the Contract Years ending on January 31, 2005, 2006 or 2007, in accordance with the Plan.

B.                                    Amended and Restated Edwin Lewis Bonus Plan

On December 15, 2005, the Company’s stockholders approved the Amended and Restated Mossimo Giannulli Bonus Plan.  The Plan is designed to provide Mr. Lewis with bonus compensation for the accomplishment of specific preestablished financial performance objectives (the “Performance Objectives”) by the Company, based on objective business criteria that enhance value for the Company’s stockholders. The bonuses awarded to Mr. Lewis are intended to be “qualified performance-based compensation” that is exempt from the $1 million limitation on executive compensation under IRC Section 162(m).

The Plan was effective as of February 1, 2002, and shall remain in effect until January 31, 2007, or until such earlier time as it shall be terminated by the Board of Directors in accordance with the section below titled “Administration, Termination and Interpretation.” The Plan year (the “Contract Year”) shall commence on each February 1 and end on January 31 of the following year, during the term of the Plan.

The Plan is administered by the Committee which consists solely of two (2) or more directors who are considered “outside directors” for purposes of IRC Section 162(m), and the regulations promulgated thereunder.

The Board shall have the right to amend the Plan from time to time or to terminate the Plan; provided, however, no such action shall adversely affect any Annual Bonus with respect to which the Performance Objectives have been established in writing by the Committee in accordance with the section below titled “Performance Objectives.”

Mr. Lewis shall be eligible to participate in the Plan during such time as Mr. Lewis is employed by the Company, unless otherwise determined by the Committee. No other person shall be eligible to participate in the Plan.

Mr. Lewis shall be eligible to earn an annual bonus (the “Annual Bonus”) based on the achievement of the Performance Objectives by the Company, as determined by the Committee.

Any such Performance Objectives shall apply in determining Mr. Lewis’s Annual Bonus, or in determining any designated portion or portions of the Annual Bonus, as the Committee, in its sole discretion, determines.

The Performance Objectives shall apply in determining Mr. Lewis’s Annual Bonus as the Committee in its sole discretion determines. The Committee determined that Mr. Lewis shall be entitled up to and not in excess of an Annual Bonus with respect to each Contract Year equal to nine and sixty-seven hundredths percent (9.67%) of the excess (if any) of: (i) the royalties paid to the Company under Section 5.1 of the Target Agreement (described above) for such Contract Year, less (ii) $5,293,750 (“Target Formula”). The Committee amended the Plan to increase the Target Formula from nine and sixty-seven hundredth percent (9.67%) to nineteen and thirty-three hundredths percent (19.33%). In addition, the Target Formula would serve as a cap on the amount of bonus that could be paid to Mr. Lewis under the Plan. The increase was adopted in connection with Mr. Lewis’s assumption of the position of co-chief executive officer.

The Committee has reserved the authority to terminate the Annual Bonus award for each of the Contract Years ending on January 31, 2005, 2006 or 2007, in accordance with the Plan.

C.                                    Mossimo, Inc. 2005 Stock Option Plan

On December 15, 2005 the Company’s stockholders approved the Mossimo, Inc. 2005 Stock Option Plan (“2005 Plan”).

The 2005 Plan authorizes the Company to grant options that qualify as incentive stock options (“ISO”) under the Internal Revenue Code of 1986 and nonqualified stock options (“NSOs”) to officers and employees of the Company and its affiliated companies. Nonemployee directors and consultants are only eligible to receive NSOs.  The 2005 Plan sets aside 1,500,000 authorized, but unissued, shares of the Company’s Common Stock (“Shares”) for grant at an amount per share equal to not less than the fair market value of Company’s Common Stock on the date each option is granted. If an ISO is granted to an officer or employee of the Company who, at the time of the grant, owns more than 10 percent of the Company’s Common Stock, the exercise price of the options must be not less than 110 percent of the fair market value of Company’s Common Stock, at the time the option is granted. To the extent that the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options will be treated as NSOs. The 1,500,000 authorized under the 2005 Plan are equal to approximately 10 percent of the total number of shares of the Company’s Common Stock currently outstanding.

Upon receipt of cash (or, with the consent of the Board of Directors, common stock already owned by the optionee) which equals the total consideration for the exercise of a stock option, share certificates will be issued to the exercising optionee. Upon approval by the Board of Directors options may also be exercised through a broker-dealer selected by the optionee in a “cashless exercise” procedure. Options will expire as specified in the 2005 Plan, or on such date as the Board of Directors may determine at the time the Company’s grants the option; provided, however, an option may not have a term in excess of ten years. All options granted pursuant to the 2005 Plan become exercisable in full (i) for a period of 12 months in the event of the termination of the employee’s or nonemployee director’s service because of death or permanent disability, or (ii) for a period of at least 30 days in the event of a change in control with respect to the Company.

The Board of Directors may amend, suspend or terminate the 2005 Plan at any time and for any reason, except that an amendment of the 2005 Plan is subject to shareholder approval to the extent required by law, regulation or rule. The Board of Directors may not amend the 2005 Plan to increase the number of shares available for grants of options without shareholder approval.

The 2005 Plan will be administered by the Board of Directors, Compensation Committee (the “Committee”). The Committee will have the authority to construe and interpret the 2005 Plan; define the terms used therein; prescribe, amend and rescind rules and regulations relate to administration of the 2005 Plan; select from the eligible class of individuals the persons to whom and the times at which options should be granted, the terms of stock option agreements and the number of shares to each option; and make all other determinations necessary or advisable for administration of the 2005 Plan. Also, the Committee may adopt such rules or guidelines as it deems appropriate to implement the 2005 Plan. The determinations of the Committee under the 2005 Plan will be final an binding on all persons.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123R, which requires all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized as expenses in the statement of operations based on their fair values and vesting periods. The Company will adopt the provisions of SFAS 123R on January 1, 2006, which is the start of its next fiscal year. The Company is currently assessing the impact of this prospective change in accounting and believes that it will not have a material and adverse impact on the Company’s reported results of operations.

ITEM 9.01 - Financial Statements and Exhibits

(d)

10.1                           Amended and Restated Mossimo Giannulli Bonus Plan

10.2                           Amended and Restated Edwin Lewis Bonus Plan

10.3                           Mossimo, Inc. 2005 Stock Option Plan

10.4                           Form of Option Agreement For Mossimo, Inc 2005 Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOSSIMO, INC.

DATED: December 16, 2005	By:	/s/ Vicken J. Festekjian
Vicken J. Festekjian
Chief Financial Officer

Exhibit Index

10.1                           Amended and Restated Mossimo Giannulli Bonus Plan

10.2                           Amended and Restated Edwin Lewis Bonus Plan

10.3                           Mossimo, Inc. 2005 Stock Option Plan

10.4                           Form of Option Agreement For Mossimo, Inc 2005 Stock Option Plan